Exhibit 99.2
EFUNDS CORPORATION
PRO FORMA EXPLANATORY HEADNOTE
As previously disclosed in its current reports on Form 8-K filed with the Securities and Exchange Commission on June 14, 2005 and July 1, 2005, eFunds Corporation (collectively with its consolidated subsidiaries, the Company) consummated the transactions (the Acquisition) contemplated by an Agreement and Plan of Merger, dated June 9, 2005, with WildCard Systems, Inc. (WildCard) on July 1, 2005. The aggregate consideration payable by the Company in connection with this transaction was approximately $229 million, plus the assumption of approximately $10 million of indebtedness and capital lease obligations (approximately $4 million of which was retired in connection with the closing of the transaction), less a $23 million holdback. An additional payment may be made in the second quarter of 2007 if Wildcard achieves certain revenue objectives during the 2006 calendar year and the maximum amount payable in respect of this earn-out is $59 million. An additional payment may also be made based upon the performance of certain contracts in 2006. The Company funded the Acquisition through its available cash resources and bank financing.
The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and WildCard after giving effect to the Acquisition, borrowings made in connection therewith (collectively, the Financing) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined balance sheet as of June 30, 2005 is presented as if the Acquisition and the Financing occurred on June 30, 2005. The unaudited pro forma condensed combined income statement of the Company and WildCard for the six months ended June 30, 2005 is presented as if the Acquisition and Financing had taken place on January 1, 2004. The unaudited pro forma condensed combined income statement of the Company and WildCard for the year ended December 31, 2004 is presented as if the Acquisition and Financing had taken place on January 1, 2004. In management’s opinion, all adjustments necessary to reflect the Acquisition in the unaudited pro forma condensed combined financial statements contained herein have been made.
The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. The Company’s estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets, goodwill, transaction costs, deferred costs and deferred revenues. The Company expects to accrue restructuring liabilities in connection with the Acquisition. However, no adjustment has been included in the pro forma condensed combined financial statements because the amount cannot currently be reasonably estimated.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the combined results of operations or financial position of the Company that would have been reported had the Acquisition and Financing been completed as of the dates presented, and should not be taken as representative of the future combined results of operations or financial position of the Company. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined companies nor do they include the effects of the Company’s plans to refinance and repay a portion of the Financing. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of the Company included in its annual reports on Form 10-K and quarterly reports on Form 10-Q and the historical financial statements and accompanying notes of WildCard filed herewith.

EFUNDS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2005

	eFunds	Wildcard			Pro Forma
	Corporation	Systems, Inc.	Adjustments		Results
(in thousands)	(as reported)	(as reported)
Current assets:
Cash and cash equivalents	$205,976	$2,968	$(93,800)	(A)	$115,144
Restricted cash	3,877	—	22,880	(B)	26,757
Accounts receivable — net	75,628	12,578	(476)	(C)	87,730
Other current assets	25,603	13,213	(140)	(D), (E)	38,676

Total current assets	311,084	28,759	(71,536)		268,307

Property and equipment — net	54,354	12,051	—		66,405
Intangibles—net	155,732	7,297	224,432	(F)	387,461
Other non-current assets	24,175	2,800	(55)	(D),(E)	26,920

Total assets	$545,345	$50,907	$152,841		$749,093

Current liabilities:
Accounts payable	$20,665	$5,384	$(476)	(C)	$25,573
Accrued liabilities	51,471	15,053	30,086	(B), (G)	96,610
Deferred revenue and gains	22,447	7,598	(1,748)	(E)	28,297
Long-term debt due within one year	2,315	6,222	100,000	(H)	108,537

Total current liabilities	96,898	34,257	127,862		259,017

Long-term deferred revenue and gains	32,676	3,752	(863)	(E)	35,565
Long-term debt	3,052	3,534	35,000	(I)	41,586
Other long-term liabilities	1,894	206	—		2,100

Total liabilities	134,520	41,749	161,999		338,268

Stockholders’ equity:

Stockholders’ equity	410,825	9,158	(9,158)	(J)	410,825

Total liabilities and stockholders’ equity	$545,345	$50,907	$152,841		$749,093

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EFUNDS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
SIX MONTHS ENDED JUNE 30, 2005

	eFunds	Wildcard				Pro Forma
	Corporation	Systems, Inc.	Adjustments			Results
(in thousands, except per share amounts)	(as reported)	(as reported)
Net revenue	$230,532	$32,283	$—			$262,815

Total operating expenses	193,399	36,977	2,165	(K	)	232,541

Income from operations	37,133	(4,694)	(2,165)			30,274
Other income (expense) — net	2,561	(333)	(4,502)	(L	)	(2,274)

Income before income taxes	39,694	(5,027)	(6,667)			28,000
Provision for income taxes	(12,388)	—	4,473	(M	)	(7,915)

Net income	27,306	(5,027)	(2,194)			20,085
Liquidation premium	—	(18,853)	18,853	(N	)	—

Net income available to common shareholders	$27,306	$(23,880)	$16,659			$20,085

Shares outstanding
Basic	47,417					47,417

Diluted	48,924					48,924

Earnings per share
Basic	$0.58					$0.42

Diluted	$0.56					$0.41

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EFUNDS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2004

	eFunds	Wildcard				Pro Forma
	Corporation	Systems, Inc.	Adjustments			Results
(in thousands, except per share amounts)	(as reported)	(as reported)
Net revenue	$552,148	$56,459	$—			$608,607

Total operating expenses	493,618	59,711	5,918	(K	)	559,247

Income from operations	58,530	(3,252)	(5,918)			49,360
Other expense — net	(218)	(437)	(9,361)	(L	)	(10,016)

Income before income taxes	58,312	(3,689)	(15,279)			39,344
Provision for income taxes	(17,494)	—	7,255	(M	)	(10,239)

Net income	$40,818	$(3,689)	$(8,024)			$29,105

Shares outstanding
Basic	48,201					48,201

Diluted	49,405					49,405

Earnings per share
Basic	$0.85					$0.60

Diluted	$0.83					$0.59

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EFUNDS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
NOTE 1 — BASIS OF PRO FORMA PRESENTATION
The unaudited pro forma condensed combined balance sheet as of June 30, 2005 and the unaudited pro forma condensed combined income statements for the six months ended June 30, 2005 and for the year ended December 31, 2004 are based on the historical financial statements of eFunds Corporation and its wholly-owned subsidiaries (the Company) and WildCard Systems, Inc. (WildCard) after giving effect to the Company’s acquisition of WildCard (the Acquisition), borrowings under its New Credit Agreement and Loan Agreement discussed in Note 3 (collectively, the Financing) and the assumptions and adjustments described in the notes herein. Certain historical WildCard balances have been reclassified to conform to the Company’s presentation. Approximately $7.1 million of internally developed software costs that are classified as property and equipment-net have been reclassified to intangible assets-net in order to conform WildCard’s balance sheet presentation with the Company’s presentation.
The unaudited pro forma condensed combined balance sheet as of June 30, 2005 is presented as if the Acquisition and the Financing occurred on June 30, 2005. The unaudited pro forma condensed combined income statement of the Company and WildCard for the six months ended June 30, 2005 and for the year ended December 31, 2004 is presented as if the Acquisition and Financing had taken place on January 1, 2004.
The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. The Company’s estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets, goodwill, transaction costs, deferred costs and deferred revenues. The Company expects to accrue restructuring liabilities in connection with the Acquisition. However, no adjustment has been included in the pro forma condensed combined financial statements because the amount cannot currently be reasonably estimated.
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the Acquisition and Financing been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that the Company may achieve with respect to the combined companies nor do they include the effects of the Company’s plans to refinance amounts borrowed under the Loan Agreement and repay a portion of amounts borrowed under the New Credit Agreement.
NOTE 2 — WILDCARD ACQUISITION
As previously disclosed in its current reports on Form 8-K filed with the Securities and Exchange Commission on June 14, 2005 and July 1, 2005, the Company consummated the Acquisition contemplated by an Agreement and Plan of Merger, dated June 9, 2005, with WildCard on July 1, 2005. The aggregate consideration payable by the Company in connection with this transaction was approximately $229 million, plus the assumption of approximately $10 million of indebtedness and capital lease obligations (approximately $4 million of which was retired in connection with the closing of the transaction), less a $23 million holdback. An additional payment may be made in the second quarter of 2007 if Wildcard achieves certain revenue objectives during the 2006 calendar year and the maximum amount payable in respect of this earn-out is $59 million. An additional payment may also be made based upon the performance of certain contracts in 2006. The Company funded the Acquisition through its available cash resources and bank financing.

The Company’s acquisition of WildCard has been accounted for as a business combination. Assets acquired and liabilities assumed were recorded at their fair values as of July 1, 2005. The total preliminary purchase price is $235 million, including acquisition related transaction costs and is comprised of:

(in thousands)
Base Price	$228,800
Estimated acquisition related transaction costs	6,000

Total preliminary purchase price	$234,800

Acquisition related transaction costs include the Company’s estimate of investment banking, legal and accounting fees and other external costs directly related to the Acquisition.
Under business combination accounting, the total preliminary purchase price will be allocated to WildCard’s net tangible and identifiable intangible assets based on their estimated fair values as of July 1, 2005. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. If additional payments are made in connection with WildCard’s achievement of earn-out and other performance objectives, such payments will be recorded as goodwill. The preliminary allocation of the purchase price is based upon a preliminary valuation and the Company’s estimates and assumptions are subject to change upon the finalization of the valuation. Based upon a preliminary valuation, the total preliminary purchase price was allocated as follows:

		Wtd. Avg.
(in thousands)		Useful Lives
Current assets	$28,179
Non-current assets	14,031
Identifiable intangible assets
Customer relationships	51,450	10 years
Internally developed software	7,105	3 years
Developed technology	7,100	5 years
Goodwill	166,074

Total assets acquired	273,939
Current liabilities	32,509
Long-term liabilities	6,630

Total preliminary purchase price allocation	$234,800

NOTE 3 — FINANCING
In connection with the acquisition of WildCard, the Company terminated its former credit agreement and immediately entered into a new credit agreement (the New Credit Agreement). The New Credit Agreement provides for an initial aggregate commitment under an unsecured revolving credit facility of $150 million. The Company has the option to increase this commitment to $200 million if certain requirements of the New Credit Agreement are satisfied. The Company may use amounts borrowed under the New Credit Agreement to finance permitted acquisitions and related expenses, working capital needs and other general corporate purposes. The New Credit Agreement provides for two optional interest rates on any borrowings thereunder. The first rate is equal to the greater of the Prime Rate (as defined) or the Federal Funds Effective Rate plus 0.5% depending on certain conditions set forth in the New Credit Agreement. The second rate is equal to the London Interbank Offering Rate multiplied by the Statutory Reserve Rate plus an additional percentage based on the Company’s leverage ratio. The terms of the New Credit Agreement include certain defined negative and affirmative covenants customary for facilities of this type. The New Credit Agreement will mature in 2010. As of July 1, 2005, the Company had a $35 million balance outstanding under the revolving New Credit Agreement.
Concurrently with the execution of the New Credit Agreement, the Company also entered into a loan agreement (the Loan Agreement). The Loan Agreement provides for a six month unsecured term loan of $100 million. The Loan Agreement provides for the same two optional interest rates on any borrowings thereunder as provided in the New Credit Agreement. The terms of the agreement include certain defined negative and affirmative covenants customary for facilities of this type. The Loan Agreement will mature on December 31, 2005. As of July 1, 2005, the Company had a $100 million balance outstanding under the Loan Agreement. The Company expects to undertake a private placement of fixed interest rate long-term notes (the Notes) to refinance this facility during the second half of 2005. The Company expects the fixed interest rate on the Notes to be based on the applicable Treasury Note rate plus a market determined credit spread.

NOTE 4 — PRO FORMA ADJUSTMENTS
The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:
(A)	To record the following adjustments to cash and cash equivalents:

(in thousands)
To record proceeds of Loan Agreement	$100,000
To record proceeds of New Credit Agreement	35,000
To record cash paid for WildCard	(228,800)

Total adjustments to cash and cash equivalents	$(93,800)

(B)	To record a holdback of approximately $22.9 million from the cash paid for WildCard that has been placed in escrow.

(C)	To eliminate amounts due to WildCard from the Company.

(D)	To reclassify approximately $0.3 million of WildCard non-current deferred financing amounts to current assets and eliminate approximately $0.1 million of long-term assets in connection with the preliminary valuation of WildCard’s assets. Amounts also include an adjustment to record $0.4 million of current assets and $0.8 million of non-current assets to reflect deferred financing costs incurred in connection with the Company’s Loan Agreement and New Credit Agreement.

(E)	To eliminate deferred cost assets (approximately $0.9 million of current assets and $0.5 million of non-current assets) and deferred revenue liabilities (approximately $1.7 million of current liabilities and $0.9 million of long-term liabilities) in connection with the preliminary valuation of WildCard’s assets.

(F)	To record the following adjustments to intangible assets-net:

(in thousands)
To record WildCard goodwill	$166,074
To record WildCard intangible assets	58,550
To record the elimination of pre-acquisition WildCard intangible assets-net	(192)

Total adjustments to intangible assets-net	$224,432

(G)	To record estimated acquisition related transaction costs of $6.0 million and deferred financing costs of $1.2 million as discussed at pro forma adjustment (D).

(H)	To record the $100 million borrowing under the Loan Agreement.

(I)	To record the $35 million borrowing under the New Credit Agreement.

(J)	To eliminate WildCard’s stockholders’ equity.

(K)	To eliminate the amortization of intangible assets with finite lives included in WildCard’s statements of operations ($0.8 million for the six months ended June 30, 2005 and $0.6 million the year ended December 31, 2004, respectively) and record estimated amortization of intangible assets with finite lives acquired from WildCard ($3.3 million for the six months ended June 30, 2005 and $6.6 million for the year ended December 31, 2004, respectively).

The adjustments for the six months ended June 30, 2005 also includes the elimination of approximately $0.3 million related to fees charged to the Company by WildCard for the provision of certain services under a distribution agreement executed in 2004. No such fees were incurred during 2004. Elimination adjustments for WildCard net revenue related to transactions with the Company have not been eliminated because the amounts are not significant to the Company’s results of operations.
(L)	To record the elimination of interest expense related to the outstanding debt of WildCard that was retired in connection with the closing of the acquisition ($0.1 million for each of the six months ended June 30, 2005 and the year ended December 31, 2004). Amounts also reflect an adjustment to record interest expense on the $100 million borrowing under the Loan Agreement and the $35 million borrowing under the New Credit Agreement of $3.0 million and $5.9 million for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, and the amortization of deferred financing costs incurred in connection with the Loan Agreement and New Credit Agreement of $0.1 million and $0.4 million for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively. The estimated interest rate used to calculate the interest expense is approximately 4.4%, and the impact of a 1/8 percent variance in interest rates would result in an increase or decrease in the interest expense of $0.1 million and $0.2 million for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively. The unaudited pro forma condensed combined financial statements do not consider changes in interest based on the actual or anticipated refinancing of amounts borrowed under the Loan Agreement or principal repayments of amounts borrowed under the New Credit Agreement.

Amounts also include the elimination of approximately $1.5 million and $3.1 million of interest income during the six months ended June 30, 2005 and the year ended December 31, 2004, respectively. This elimination reflects interest income on the net $93.8 million of cash that was used to fund the WildCard acquisition. The estimated interest rate used to calculate the interest income is 3.3%.

(M)	To record the tax provision benefit related to WildCard’s results of operations and the pro forma adjustments. The adjustment is based on the Company’s U.S. statutory tax rate in effect during the periods presented of 38.25%.

(N)	To eliminate the WildCard $18.9 million liquidation preference Series E Preferred dividend.
NOTE 5 — PRO FORMA EARNINGS PER SHARE
The pro forma basic and diluted earnings per share are based on the weighted average number of shares of the Company’s common stock outstanding for the periods presented.